Exhibit 10.13

FORM OF EXECUTIVE RETENTION AGREEMENT—2007

        This Executive Retention Agreement ("Agreement") is made and entered into between Enogex Inc., an Oklahoma corporation ("Enogex"), and                                        ("Executive").

  1.
  Executive is currently employed by Enogex as its                                       .

  2.
  Enogex wishes to encourage Executive to remain with Enogex at least through June 30, 2009.

  3.
  As a Retention Bonus, Executive will be eligible to receive two payments which together equal seventy-five percent (75%) of Executive's annual rate of base salary in effect on June 30, 2007. Within twenty (20) days of signing this Agreement, if Executive is still employed by Enogex or an Affiliate, Executive will receive the First Payment equal to fifty percent (50%) of the Retention Bonus. If Executive is still employed with Enogex or an Affiliate on June 30, 2009, Executive will receive the Second Payment equal to the remaining fifty percent (50%) of the Retention Bonus between July 1, 2009 and July 15, 2009.

  4.
  Executive agrees and understands that if Executive resigns, voluntarily retires or is terminated for Cause as defined herein at paragraph 7.1 from Enogex and its Affiliates before June 30, 2009, Executive will not receive the Second Payment of the Retention Bonus and will be required to pay back the First Payment of the Retention Bonus. In the event of the termination of Executive's employment prior to June 30, 2009, by reason of death, permanent disability (as determined by Enogex) or termination without cause (defined as a termination by Enogex or its Affiliates for no reason or a reason other than for Cause as defined in Section 7.1 below), Executive and/or Executive's estate will be entitled to retain the First Payment of the Retention Bonus previously paid under this Agreement, but the Second Payment of the Retention Bonus will not be made.

  5.
  By signing this Agreement, Executive agrees that if Executive resigns, retires or is terminated for Cause, any monies due and owing to Enogex pursuant to this Agreement may be deducted by Enogex from any wages or other monies owed to Executive by Enogex or any Affiliate.

  6.
  If Enogex is required to file suit and incur attorney fees and expenses to recover from Executive money or property due and owing pursuant to this Agreement, Executive agrees to pay attorney fees and expenses of Enogex in any such action.

  7.
  Definition of "Cause" and "Employment-At-Will":

  7.1
  Cause

  For purpose of this Agreement, "Cause" means, as determined by Enogex:

  (i)
  failure of Executive to meet performance expectations as determined by the chief operating officer of Enogex (other than any such failure resulting from incapacity due to physical or mental illness or injury), after a written demand for substantial performance is delivered to Executive by the Enogex chief operating officer which specifically identifies the manner in which the Enogex chief operating officer believes that Executive has not substantially performed the Executive's duties;

  or

  (ii)
  the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Enogex or its Affiliates.

  7.2
  Employment-At-Will

  This Agreement is not a contract of employment. No provision of the Agreement shall be constructed to affect the employment-at-will relationship between Enogex and Executive. The employment relationship may be terminated at any time by Enogex or Executive.

  8.
  Miscellaneous Provisions.

  8.1
  Executive expressly agrees that the Retention Bonus given pursuant to this Agreement is in addition to any other benefits or compensation to which Executive may be entitled by reason of employment with Enogex.

  8.2
  This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

  8.3
  Enogex may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as Enogex is required to withhold pursuant to any law or government regulation or ruling.

  8.4
  This Agreement may be amended, modified or supplemented only by written agreement executed by both parties to this Agreement.

  8.5
  Executive agrees to keep the existence and terms of this Agreement confidential and to not disclose the terms or the existence to anyone other than Executive's legal advisor, tax advisor, spouse or as may be required by law.

  8.6
  This Agreement will inure to the benefit of and be binding on Enogex and any successors thereto and on Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

  8.7.
  For purposes of this Agreement, "Affiliate" means with respect to Enogex, an entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Enogex.

IN WITNESS WHEREOF, the parties have executed this Agreement on the    day of                   , 2007.

By:	[Name of Executive]
ENOGEX INC.
By:
Title: